Exhibit 99.1
SentinelOne Announces Second Quarter Fiscal Year 2025 Financial Results
Revenue increased 33% year-over-year
ARR up 32% year-over-year
MOUNTAIN VIEW, Calif. August 27, 2024 SentinelOne, Inc. (NYSE: S) today announced financial results for the second quarter of fiscal year 2025 ended July 31, 2024.
“Based on strong execution and broad based demand, SentinelOne delivered exceptional results with industry-leading growth and our first ever quarter of positive net income and earnings per share,” said Tomer Weingarten, CEO of SentinelOne. “We’re seeing a distinct rise in customer interest and appreciation for the advantages of our patented AI-powered Singularity Platform to help build higher quality and more durable cyber defense. We remain committed to an open ecosystem platform, superior technology, and earning customer trust through transparency.”
“We outperformed on all key metrics, including record margins and profitability. We continue to lead the industry in terms of technology, revenue growth, and margin expansion. Q2 marked our 12th consecutive quarter with double digit operating margin improvement,” said Dave Bernhardt, CFO of SentinelOne. “We continue to invest in innovation and scale, which will extend our competitive advantages and reach over time. Based on stronger execution and business momentum, we’re raising our revenue outlook for fiscal year ‘25.”
Letter to Shareholders
We have published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the second quarter of fiscal year 2025 as well as the financial outlook for our fiscal third quarter and full fiscal year 2025.
Second Quarter Fiscal Year 2025 Highlights
(All metrics are compared to the second quarter of fiscal year 2024 unless otherwise noted)

•Total revenue increased 33% to $198.9 million, compared to $149.4 million.

•Annualized recurring revenue (ARR) increased 32% to $806.0 million as of July 31, 2024.

•Customers with ARR of $100,000 or more grew 24% to 1,233 as of July 31, 2024.

•Gross margin: GAAP gross margin was 75%, compared to 70%. Non-GAAP gross margin was 80%, compared to 77%.

•Operating margin: GAAP operating margin was (40)%, compared to (67)%. Non-GAAP operating margin was (3)%, compared to (22)%.

•Cash flow margin: Operating cash flow margin was 1%, compared to (8)%. Free cash flow margin was (3)%, 7 percentage points higher compared to (10)%.

•Cash, cash equivalents, and investments were $1.1 billion as of July 31, 2024.

Financial Outlook
We are providing the following guidance for the third quarter of fiscal year 2025, and for fiscal year 2025 (ending January 31, 2025).

	Q3FY25 Guidance	Full FY2025 Guidance
Revenue	$209.5 million	$815 million
Non-GAAP gross margin	79%	79%
Non-GAAP operating margin	(3)%	(5)-(3)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, acquisition-related compensation costs, restructuring charges, and gains and losses on strategic investments. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the second quarter of fiscal year 2025 and outlook for third quarter of fiscal year 2025 and full fiscal year 2025 today, August 27, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, competitive position, and future financial and operating performance, including our financial outlook for the third quarter of fiscal year 2025 and our full fiscal year 2025, including non-GAAP gross margin and non-GAAP operating margin; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.
There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; our ability to successfully integrate any acquisitions and strategic investments; actual or perceived defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; general global market, political, economic, and business conditions, including those related to declining global macroeconomic conditions, the upcoming U.S. election, actual or perceived instability in the banking sector, supply chain disruptions, a potential recession, inflation, interest rate volatility, and geopolitical uncertainty, including the effects of the conflicts in the Middle East and Ukraine; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (SEC), including our most recently filed Annual Report on Form 10-K, dated March 27, 2024, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results being determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:
Stock-based compensation expense
Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible asset expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring charges
Restructuring charges primarily relate to severance payments, employee benefits, stock-based compensation, and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

Gains and losses on strategic investments

Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).

Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and consumption and usage-based customers, and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.
Source: SentinelOne
NYSE: S
Category: Investors
Contact:
Investor Relations:
Doug Clark
investors@sentinelone.com

Press:
Karen Master
karen.master@sentinelone.com
+1 (440) 862-0676

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	January 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$205,898	$256,651
Short-term investments	502,274	669,305
Accounts receivable, net	155,148	214,322
Deferred contract acquisition costs, current	57,355	54,158
Prepaid expenses and other current assets	100,601	102,895
Total current assets	1,021,276	1,297,331
Property and equipment, net	64,257	48,817
Operating lease right-of-use assets	16,535	18,474
Long-term investments	417,161	204,798
Deferred contract acquisition costs, non-current	72,091	71,640
Intangible assets, net	120,307	122,903
Goodwill	629,636	549,411
Other assets	5,856	8,033
Total assets	$2,347,119	$2,321,407
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,746	$6,759
Accrued liabilities	113,315	104,671
Accrued payroll and benefits	63,681	74,345
Operating lease liabilities, current	4,630	4,689
Deferred revenue, current	399,536	399,603
Total current liabilities	587,908	590,067
Deferred revenue, non-current	103,086	114,930
Operating lease liabilities, non-current	15,497	18,239
Other liabilities	6,941	4,128
Total liabilities	713,432	727,364
Stockholders’ equity:
Class A common stock	29	27
Class B common stock	3	3
Additional paid-in capital	3,110,843	2,934,607
Accumulated other comprehensive income (loss)	1,145	(1,550)
Accumulated deficit	(1,478,333)	(1,339,044)
Total stockholders’ equity	1,633,687	1,594,043
Total liabilities and stockholders’ equity	$2,347,119	$2,321,407

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue	$198,937	$149,421	$385,292	$282,814
Cost of revenue(1)	50,699	44,667	100,836	87,250
Gross profit	148,238	104,754	284,456	195,564
Operating expenses:
Research and development(1)	63,602	54,161	121,923	109,424
Sales and marketing(1)	119,617	98,262	235,447	197,433
General and administrative(1)	44,400	48,433	87,067	100,186
Restructuring(1)	—	4,255	—	4,255
Total operating expenses	227,619	205,111	444,437	411,298
Loss from operations	(79,381)	(100,357)	(159,981)	(215,734)
Interest income	12,853	11,489	24,935	22,024
Interest expense	(36)	(605)	(72)	(1,212)
Other income (expense), net	(421)	1,409	(460)	1,050
Loss before income taxes	(66,985)	(88,064)	(135,578)	(193,872)
Provision for income taxes	2,199	1,474	3,711	2,535
Net loss	$(69,184)	$(89,538)	$(139,289)	$(196,407)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.22)	$(0.31)	$(0.45)	$(0.68)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	312,615,531	293,170,401	310,358,089	290,775,910

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,564	$4,068	$10,433	$8,241
Research and development	20,811	15,452	38,276	30,242
Sales and marketing	18,882	13,681	36,956	26,277
General and administrative	19,420	20,705	37,565	44,695
Restructuring	—	(1,060)	—	(1,060)
Total stock-based compensation expense	$64,677	$52,846	$123,230	$108,395

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2024	2023
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(139,289)	$(196,407)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21,110	18,623
Amortization of deferred contract acquisition costs	31,252	22,263
Non-cash operating lease costs	1,939	1,973
Stock-based compensation expense	123,230	108,395
Accretion of discounts and amortization of premiums on investments, net	(7,420)	(11,089)
Net gain on strategic investments	(345)	(2,000)
Other	1,887	775
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	59,258	27,926
Prepaid expenses and other assets	8,942	6,291
Deferred contract acquisition costs	(34,901)	(30,272)
Accounts payable	10	1,044
Accrued liabilities	5,447	4,386
Accrued payroll and benefits	(10,645)	(4,393)
Operating lease liabilities	(2,800)	(2,434)
Deferred revenue	(12,583)	15,101
Other liabilities	(789)	(144)
Net cash provided by (used in) operating activities	44,303	(39,962)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,439)	(494)
Purchases of intangible assets	(133)	(213)
Capitalization of internal-use software	(14,544)	(6,165)
Purchases of investments	(442,629)	(350,416)
Sales and maturities of investments	404,677	371,996
Cash paid for acquisitions, net of cash acquired	(61,553)	—
Net cash (used in) provided by investing activities	(115,621)	14,708
CASH FLOW FROM FINANCING ACTIVITIES:
Repurchase of early exercised stock options	(21)	—
Proceeds from exercise of stock options	12,813	13,845
Proceeds from issuance of common stock under the employee stock purchase plan	8,800	6,416
Net cash provided by financing activities	21,592	20,261
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(49,726)	(4,993)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	322,086	202,406
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$272,360	$197,413

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenue reconciliation:
GAAP cost of revenue	$50,699	$44,667	$100,836	$87,250
Stock-based compensation expense	(5,564)	(4,068)	(10,433)	(8,241)
Employer payroll tax on employee stock transactions	(132)	(76)	(339)	(126)
Amortization of acquired intangible assets	(4,195)	(5,139)	(9,666)	(10,111)
Acquisition-related compensation	(39)	(128)	(312)	(251)
Inventory write-offs due to restructuring	—	(720)	—	(720)
Non-GAAP cost of revenue	$40,769	$34,536	$80,086	$67,801

Gross profit reconciliation:
GAAP gross profit	$148,238	$104,754	$284,456	$195,564
Stock-based compensation expense	5,564	4,068	10,433	8,241
Employer payroll tax on employee stock transactions	132	76	339	126
Amortization of acquired intangible assets	4,195	5,139	9,666	10,111
Acquisition-related compensation	39	128	312	251
Inventory write-offs due to restructuring	—	720	—	720
Non-GAAP gross profit	$158,168	$114,885	$305,206	$215,013

Gross margin reconciliation:
GAAP gross margin	75%	70%	74%	69%
Stock-based compensation expense	3%	3%	3%	3%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	2%	4%	3%	4%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Non-GAAP gross margin*	80%	77%	79%	76%

Research and development expense reconciliation:
GAAP research and development expense	$63,602	$54,161	$121,923	$109,424
Stock-based compensation expense	(20,811)	(15,452)	(38,276)	(30,242)
Employer payroll tax on employee stock transactions	(198)	(149)	(611)	(351)
Acquisition-related compensation	(789)	(298)	(1,576)	(623)
Non-GAAP research and development expense	$41,804	$38,262	$81,460	$78,208

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$119,617	$98,262	$235,447	$197,433
Stock-based compensation expense	(18,882)	(13,681)	(36,956)	(26,277)
Employer payroll tax on employee stock transactions	(370)	(254)	(1,293)	(574)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Amortization of acquired intangible assets	(2,253)	(1,954)	(4,457)	(3,861)
Acquisition-related compensation	(29)	(164)	(73)	(413)
Non-GAAP sales and marketing expense	$98,083	$82,209	$192,668	$166,308

General and administrative expense reconciliation:
GAAP general and administrative expense	$44,400	$48,433	$87,067	$100,186
Stock-based compensation expense	(19,420)	(20,705)	(37,565)	(44,695)
Employer payroll tax on employee stock transactions	(341)	127	(983)	(425)
Amortization of acquired intangible assets	—	(1)	—	(2)
Acquisition-related compensation	1	(14)	—	(382)
Non-GAAP general and administrative expense	$24,640	$27,840	$48,519	$54,682

Restructuring expense reconciliation:
GAAP restructuring expense	$—	$4,255	$—	$4,255
Other restructuring charges	—	(5,315)	—	(5,315)
Stock-based compensation expense	—	1,060	—	1,060
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating loss reconciliation:
GAAP operating loss	$(79,381)	$(100,357)	$(159,981)	$(215,734)
Stock-based compensation expense	64,677	52,846	123,230	108,395
Employer payroll tax on employee stock transactions	1,038	352	3,226	1,476
Amortization of acquired intangible assets	6,448	7,093	14,123	13,973
Acquisition-related compensation	858	604	1,961	1,669
Inventory write-offs due to restructuring	—	720	—	720
Other restructuring charges	—	5,315	—	5,315
Non-GAAP operating loss*	$(6,359)	$(33,427)	$(17,440)	$(84,186)

Operating margin reconciliation:
GAAP operating margin	(40)%	(67)%	(42)%	(76)%
Stock-based compensation expense	33%	36%	32%	38%
Employer payroll tax on employee stock transactions	1%	—%	1%	1%
Amortization of acquired intangible assets	3%	5%	4%	5%
Acquisition-related compensation	—%	—%	1%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Other restructuring charges	—%	4%	—%	2%
Non-GAAP operating margin*	(3)%	(22)%	(5)%	(30)%

Net loss reconciliation:
GAAP net loss	$(69,184)	$(89,538)	$(139,289)	$(196,407)
Stock-based compensation expense	64,677	52,846	123,230	108,395

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Employer payroll tax on employee stock transactions	1,038	352	3,226	1,476
Amortization of acquired intangible assets	6,448	7,093	14,123	13,973
Acquisition-related compensation	858	604	1,961	1,669
Inventory write-offs due to restructuring	—	720	—	720
Other restructuring charges	—	5,315	—	5,315
Gain on strategic investments	(345)	(2,000)	(345)	(2,000)
Non-GAAP net income (loss)	$3,492	$(24,608)	$2,906	$(66,859)

Basic EPS:
Weighted-average shares used in computing basic net income (loss) per share (GAAP and Non-GAAP)	312,615,531	293,170,401	310,358,089	290,775,910

GAAP basic net loss per share	$(0.22)	$(0.31)	$(0.45)	$(0.68)

Non-GAAP basic net income (loss) per share	$0.01	$(0.08)	$0.01	$(0.23)

Diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.22)	$(0.31)	$(0.45)	$(0.68)
Stock-based compensation expense	0.20	0.18	0.37	0.37
Employer payroll tax on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangible assets	0.02	0.03	0.04	0.05
Acquisition-related compensation	—	—	0.01	0.01
Inventory write-offs due to restructuring	—	—	—	—
Other restructuring charges	—	0.02	—	0.02
Gain on strategic investments	—	(0.01)	—	(0.01)
Adjustment to fully diluted earnings per share (1)	0.01	—	0.03	—
Non-GAAP net income (loss) per share, diluted	$0.01	$(0.08)	$0.01	$(0.23)

Weighted-average shares used in diluted net income (loss) per share calculation:
GAAP	312,615,531	293,170,401	310,358,089	290,775,910
Non-GAAP	328,123,817	293,170,401	329,568,644	290,775,910
*Certain figures may not sum due to rounding.
(1) For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash provided by (used in) operating activities to free cash flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP net cash provided by (used in) operating activities	$2,300	$(11,903)	$44,303	$(39,962)
Less: Purchases of property and equipment	(553)	(32)	(1,439)	(494)
Less: Capitalized internal-use software	(7,183)	(3,253)	(14,544)	(6,165)
Free cash flow	$(5,436)	$(15,188)	$28,320	$(46,621)

Net cash (used in) provided by investing activities	$(9,357)	$(16,402)	$(115,621)	$14,708

Net cash provided by financing activities	$15,059	$10,499	$21,592	$20,261

Operating cash flow margin	1%	(8)%	11%	(14)%
Free cash flow margin	(3)%	(10)%	7%	(16)%